                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         THE ARNOLD PALMER GOLF COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         THE ARNOLD PALMER GOLF COMPANY
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363

                                January 26, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of The Arnold Palmer Golf Company (the "Company") to be held at 10:00 a.m., Friday, February 20, 1998, at the offices of the Company, 6201 Mountain View Road, Ooltewah, Tennessee 37363. At the meeting, you will be asked to elect seven directors to serve on the Board of Directors for the ensuing year, to ratify the appointment of Arthur Andersen LLP as independent public accountants for the upcoming fiscal year and to transact such other business as may properly come before the meeting or any adjournment thereof.

     Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to sign, date and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

     You should also note that, as of January 21, 1998, the Company's common stock will no longer be listed on the NASDAQ SmallCap Market. The common stock will continue to trade under the symbol APGC through the OTC Bulletin Board and the National Quotation Bureau 'Pink Sheets.'

                                           Sincerely,

                                           /S/ JOHN T. LUPTON

                                           JOHN T. LUPTON
                                           Chairman and Chief Executive Officer

                         THE ARNOLD PALMER GOLF COMPANY
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 20, 1998
                             ---------------------

To the Shareholders of The Arnold Palmer Golf Company:

     The Annual Meeting of Shareholders of The Arnold Palmer Golf Company (the "Company") will be held at 10:00 a.m., Friday, February 20, 1998, at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee 37363, for the following purposes:

          1. To elect seven Directors for the ensuing year;

          2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the upcoming fiscal year; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on December 31, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of The Arnold Palmer Golf Company Annual Report on Form 10-K for the fiscal year ended September 30, 1997 is being mailed to shareholders with this Notice and Proxy Statement.

     Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                           By Order of the Board of Directors

                                           DAVID J. KIRBY
                                           Vice President -- Finance

January 26, 1998
Ooltewah, Tennessee

                         THE ARNOLD PALMER GOLF COMPANY
                            6201 MOUNTAIN VIEW ROAD
                           OOLTEWAH, TENNESSEE 37363

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This proxy statement is being mailed to shareholders of The Arnold Palmer Golf Company, a Tennessee corporation (the "Company"), on or about January 26, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 10:00 a.m. on Friday, February 20, 1998, at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee 37363.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company's shares. In addition to soliciting proxies through the mail, proxies may also be solicited by officers and employees of the Company by telephone or otherwise.

     Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock, $.50 par value (the "Common Stock") and Series NB Preferred Stock, $.50 par value (the "Preferred Stock") which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

     On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock and one vote for each share of Preferred Stock owned of record at the close of business on December 31, 1997.

     Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted according to the recommendations of the Board of Directors as stated on the proxy.

     Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On December 31, 1997, the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting, the Company had issued and outstanding and entitled to vote 3,004,367 shares of Common Stock and 833,333 shares of Preferred Stock. The following table sets forth information regarding beneficial ownership of the Company's Common Stock and Preferred Stock as of December 31, 1997, except as otherwise noted, with respect to (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock or Preferred Stock, (ii) each director and nominee,
(iii) the Chief Executive Officer, and the four other most highly compensated executive officers during the fiscal year ended September 30, 1997, and (iv) all directors and executive officers as a group:

                                                               AMOUNT AND NATURE OF     PERCENT OF
                  NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)    CLASS(2)
                  ------------------------                    -----------------------   ----------
DIRECTORS AND NOMINEES
David S. Gonzenbach.........................................              1,000              *
James L. E. Hill............................................              4,000              *
Richard J. Horton...........................................                500(3)           *
John T. Lupton(4)...........................................          2,233,272(5)         47.2
Charles S. Mechem, Jr.......................................                  0              *
Arnold D. Palmer(6).........................................            354,445(7)          9.0
Joel W. Richardson, Jr......................................                  0              *
EXECUTIVE OFFICERS
George H. Nichols...........................................            200,200             5.0
Roger M. Helms..............................................             75,000             1.9
Frederick J. Frazier, III...................................             10,000              *
Robert R. Winskowicz........................................              7,000              *
D. Scudder Graybeal.........................................             29,862              *
5% OR MORE SHAREHOLDERS
Arthur P. Becker(8).........................................            235,013             5.9
C. C. Wang(9)...............................................            538,500(10)        12.7
Richard E. Wenz(11).........................................            240,392             6.0
All Executive Officers and Directors as a group (14
  persons)..................................................          2,930,279            56.6

---------------

   * Less than 1.0% of the Common Stock.
 (1) Includes the following number of shares subject to purchase pursuant to options that are exercisable within 60 days of December 31, 1997 under the Company's Amended and Restated Employee Incentive Stock Option Plan or the 1992 Stock Option Plan: Mr. Nichols -- 200,000 shares; Mr. Helms -- 75,000 shares; Mr. Frazier -- 10,000 shares; Mr. Winskowicz -- 7,000 shares; Mr. Graybeal -- 10,000 shares; Mr. Becker -- 135,013 shares; Mr.
     Wenz -- 165,392 shares; and all executive officers and directors as a group -- 317,000 shares. Also includes the following numbers of shares subject to purchase pursuant to the exercise of warrants that are exercisable within 60 days of December 31, 1997; Mr. Lupton -- 890,000 shares; Mr. Palmer -- 100,000 shares; and all executive officers and directors as a group -- 990,000 shares.
 (2) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, shares of Common Stock and Preferred Stock are included. In addition, the shares issuable pursuant to presently exercisable stock options or warrants held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
 (3) Includes 500 shares held in a trust for the benefit of Mr. Horton's child, as to which shares Mr. Horton disclaims beneficial ownership.
 (4) The address for this beneficial owner is 702 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402.
 (5) Includes 833,333 shares of Preferred Stock held by the Thomas Cartter Lupton Trust f/b/o John T. Lupton and issue, which shares constitute all of the outstanding Preferred Stock of the Company.
 (6) The address of this beneficial owner is P.O. Box 52, Youngstown, Pennsylvania 15696.

 (7) Includes 100,000 warrants exercisable within 60 days of December 31, 1997 held by Arnold Palmer Enterprises, Inc., a company in which Mr. Palmer is the majority shareholder.
 (8) The address of this beneficial owner is 345 Park Avenue South, New York, New York 10010.
 (9) The address for this beneficial owner is 600 Third Avenue, New York, New York 10016.
(10) Includes 118,500 shares and 400,000 warrants exercisable within 60 days of December 31, 1997, held by the Wang Group, Inc., an investment company wholly-owned by Mr. Wang, and 20,000 shares held by U.S. Summit Corporation, an investment company controlled by Mr. Wang. This information is based solely upon a Schedule 13D filed by Mr. Wang on July 29, 1994, an Amendment No. 1 to Schedule 13D filed on November 14, 1994 and an Amendment No. 2 to Schedule 13D filed on December 29, 1994.
(11) The address for this beneficial owner is believed to be 1293 Old Mill Lane, Elk Grove Village, Illinois 60007.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven members. George H. Nichols, formerly a director of the Company, resigned from the Board of Directors since the date of the 1997 Annual Meeting of Shareholders. Charles S. Mechem, Jr. was appointed to the Board of Directors since the date of the 1997 Annual Meeting of Shareholders. All directors hold their positions until the next annual meeting of shareholders or until their successors are elected and duly qualified. Executive officers of the Company are appointed annually by the Board of Directors and serve at the Board's discretion.

     If any nominee for election as a director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment. All of the nominees have previously served as directors of the Company.

     The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based upon information received from them, are as follows:

NOMINEES FOR DIRECTORSHIPS

                 NAME                    AGE            PRINCIPAL OCCUPATION
                 ----                    ---            --------------------
David S. Gonzenbach....................  43    From 1988 to present, an executive
                                                 officer, and from 1994 to present,
                                                 Chief Financial Executive of The
                                                 Lupton Company, LLC, a private
                                                 investment company; a Director of the
                                                 Company since December, 1995.
James L. E. Hill.......................  62    From 1996 to present, Chairman of River
                                                 Valley Partners, Inc., a non-profit
                                                 economic development agency; from
                                                 1995 to 1996, President and Chief
                                                 Executive Officer of The Lupton
                                                 Company, LLC, a private investment
                                                 company; from 1993 to 1995,
                                                 President, and from 1992 to 1993,
                                                 Executive Vice President of the
                                                 Tennessee Aquarium, a non-profit
                                                 charitable and educational
                                                 organization; a Director of the
                                                 Company since March, 1995.
Richard J. Horton......................  48    From 1973 to present, Executive
                                                 Director and Chief Executive Officer of
                                                 the Tennessee Section of the
                                                 Professional Golf Association of
                                                 America and the Tennessee Golf
                                                 Association; from 1991 to present,
                                                 President of the Tennessee Golf
                                                 Foundation; a Director of the Company
                                                 since February, 1996.

                 NAME                    AGE            PRINCIPAL OCCUPATION
                 ----                    ---            --------------------
John T. Lupton.........................  71    Private investor; from 1977 to 1986,
                                                 Chairman of JTL Corp., a soft-drink
                                                 bottling company; a Director of the
                                                 Company since January, 1995, and
                                                 Chairman and Chief Executive Officer
                                                 from March, 1995 through February,
                                                 1997 and since November, 1997.
Charles S. Mechem, Jr..................  64    From 1995 to present, Chairman of the
                                                 Board of Cincinnati Bell Inc.; from
                                                 1991 to 1995, Commissioner of the
                                                 Ladies Professional Golf Association;
                                                 Director of Mead Corporation, Ohio
                                                 National Life Insurance Company, The
                                                 S.M. Smucker Company and Star Banc
                                                 Corporation; Director of the Company
                                                 since November, 1997.
Arnold D. Palmer.......................  68    Professional golfer; President of
                                                 Arnold Palmer Enterprises, Inc.;
                                                 President and Director of TBHC, Inc.
                                                 dba The Bay Hill Club and Lodge;
                                                 Director of TGC, Inc. dba The Golf
                                                 Channel; Director of the Company from
                                                 1972 to 1990 and since February,
                                                 1992.
Joel W. Richardson, Jr.................  63    From 1977 to 1997, partner, and since
                                                 1997, of counsel, with the law firm of
                                                 Miller & Martin, general counsel to
                                                 the Company; Director of the Company
                                                 since July, 1996.

DIRECTORS' MEETINGS

     The Board of Directors held four meetings during the fiscal year ended September 30, 1997. Each director attended in person or by telephone each of the meetings of the Board during the tenure of such director except that Mr. Palmer was absent from two meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Executive Committee. The functions of the Executive Committee are to exercise the powers of the Board of Directors, to the extent legally permissible, between meetings of the full Board of Directors. Messrs. Lupton, Gonzenbach, Richardson and Palmer serve as the members of the Executive Committee. The Executive Committee meets periodically.

     In addition, the Executive Committee fulfills the functions of a Compensation Committee for the Board of Directors. The Executive Committee thus recommends to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the senior executives of the Company, including reviewing the salaries of the senior executives; recommending bonuses, stock options and other forms of additional compensation for them; establishing and reviewing policies regarding management perquisites and performing such other duties as shall be delegated to the Committee by the Board.

     The Board of Directors has also established an Audit Committee for the Company. Messrs. Lupton, Gonzenbach and Richardson serve as the members of the Audit Committee. The Audit Committee meets with the independent public accountants of the Company, reviews the audit plan for the Company, reviews the annual audit of the Company with the accountants, together with any other reports or recommendations made by the accountants, and recommends whether the auditors should be continued as auditors for the Company. The Audit Committee is also to review with the auditors for the Company the adequacy of the Company's internal controls and to perform such other duties as shall be delegated to the Committee by the Board of Directors. The Audit Committee met one time during the fiscal year ended September 30, 1997.

DIRECTOR COMPENSATION

     Directors who receive no other compensation from the Company receive a fee of $1,000 for each board meeting attended in person.

CERTAIN TRANSACTIONS

     As of March 1, 1992, the Company entered into a license agreement (the "License Agreement") with Arnold Palmer Enterprises, Inc. ("Enterprises"), pursuant to which the Company obtained a license to use the name, likeness and endorsement of Arnold Palmer ("Palmer") in connection with the advertisement, promotion and sale of golf clubs, bags, balls, gloves and other products. The License Agreement expands the scope of the Palmer license previously utilized by the Company. In exchange for the grant of the license, the Company pays Enterprises as a royalty a specified percentage of net sales of each different product category. The Company also pays a minimum annual royalty regardless of the royalty amount determined as a percentage of product sales. The License Agreement also sets forth the manner in which the Company and Enterprises divide sub-licensing royalties. The Company believes the License Agreement significantly enhances its advertisement, promotion and sale of golf equipment. The term of the License Agreement currently extends through March 1, 2007.

     On August 21, 1996, the Company sold 833,333 shares of its Preferred Stock to the Thomas Cartter Lupton Trust f/b/o John T. Lupton (the "Lupton Trust") in exchange for $5 million in cash. Messrs. Lupton, Gonzenbach and Richardson, directors of the Company, are also trustees of the Lupton Trust. The Preferred Stock has a stated value of $6.00 per share, is entitled to one vote per share, is convertible into an equal number of shares of Common Stock and has certain dividend and liquidation preferences. The proceeds from the sale of the Preferred Stock were used by the Company to purchase 625,000 shares of Series D Preferred Stock of Nevada Bob's Holdings, Inc., parent company of a nationwide retailer of golf equipment and accessories. The Preferred Stock is entitled to a cumulative dividend equal to 30 percent of the earnings realized by the Company from its investment in Nevada Bob's Holdings, Inc. The Company received an opinion from an investment banking firm that the terms of the transaction were fair to the shareholders from a financial point of view.

     On April 1, 1997, an affiliate of the Lupton Trust purchased the building leased by the Company for its corporate offices and, pursuant to the purchase, was assigned the existing lease with the Company. The existing lease with the Company provided for rental payments of approximately $166,000 per year for approximately 20,000 square feet of office space. The lease is to be amended effective October 1, 1997, to provide approximately 77,000 square feet of additional space to the Company for manufacturing and warehousing operations and the base rental payments were correspondingly adjusted to approximately $378,000 per year. The Company believes that the terms of the lease are at least as favorable as the terms that could be obtained from an unaffiliated third party.

     Subsequent to September 30, 1997, the Company entered a new financing arrangement, which, effective as of September 30, 1997, converted $10 million of the current revolver debt of the Company to a two year unsecured term loan and provided an additional unsecured revolving credit facility of $12 million. Both the term loan and the revolving credit facility are unconditionally guaranteed by Mr. Lupton. The Company's Board of Directors is considering appropriate compensation to be paid to Mr. Lupton in consideration of his guarantee of the new credit facility.

REPORTING SECURITIES TRANSACTIONS

     Under the federal securities laws, the Company's directors, officers and persons holding more than 10% of the Company's Common Stock are required to report, within specified monthly and annual due dates, their initial ownership of Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interest therein, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to describe in this proxy statement whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Company's directors and officers are believed to have satisfied such filing requirements in full except that Mr. Mechem inadvertently failed to file a Form 3 upon his appointment to the Board of Directors and Mr. Gonzenbach inadvertently failed to file a timely Form 4 with respect to a transaction in the Company's Common Stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth information concerning compensation paid or accrued for the past four fiscal years, including the transition period ended September 30, 1996, to the Chief Executive Officer of the Company and the four other most highly compensated executive officers during the fiscal year ended September 30, 1997. Salary amounts reported for the transition period ended September 30, 1996, represent only a seven-month period and have not been adjusted or annualized for comparative purposes.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                    ANNUAL COMPENSATION   COMPENSATION
                                          FISCAL    -------------------     OPTIONS/      ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS       SARS(#)      COMPENSATION
      ---------------------------         ------    --------   --------   ------------   ------------
John T. Lupton(1).......................   1997     $      0   $      0          --        $ 4,000(3)
  Chairman and Chief Executive             1996(2)         0          0          --          3,000(3)
  Officer                                  1996            0          0          --          3,000(3)
George H. Nichols(4)....................   1997      225,000          0          --          1,829(5)
  Chairman and Chief Executive             1996(2)   146,877          0          --         42,927(6)
  Officer                                  1996       29,168          0     200,000         34,155(7)
Roger M. Helms(8).......................   1997      107,981          0      75,000         19,175(9)
  President and Chief Operating Officer
Robert R. Winskowicz(10)................   1997      100,625          0          --          1,480(5)
  Vice President -- Sales and              1996(2)    67,083          0          --          6,069(11)
  Marketing                                1996       23,958          0      21,000          4,730(11)
Frederick J. Frazier, III(12)...........   1997       89,030          0          --          1,105(5)
  Vice President -- Golf Club              1996(2)    60,667          0      15,000            903(5)
  Division                                 1996      100,888          0      15,000(13)      1,076(5)
                                           1995       97,194          0          --            720(5)
D. Scudder Graybeal.....................   1997      102,397          0          --          1,480(5)
  Vice President -- Special                1996(2)    58,422          0          --            876(5)
  Markets                                  1996       96,300          0          --          1,355(5)
                                           1995       94,941          0          --            790(5)

---------------

 (1) Mr. Lupton was Chairman and Chief Executive Officer of the Company from March 9, 1995, through February 20, 1997, and was re-appointed as Chairman and Chief Executive Officer of the Company on November 21, 1997. Mr. Lupton has served without compensation in such capacity.
 (2) Represents the seven-month transition period ended September 30, 1996.
 (3) Represents directors fees paid to the named individual.
 (4) Mr. Nichols resigned as Chairman and Chief Executive Officer on November 21, 1997.
 (5) Represents the Company's contributions to the Company's 401(k) profit sharing plan on behalf of the named individual.
 (6) Represents reimbursed relocation expenses of the named individual.
 (7) Represents payments of $29,168 by the Company to Mr. Nichols under a consulting arrangement prior to his employment with the Company on January 1, 1996 and reimbursed relocation expenses of $4,987.
 (8) Mr. Helms was appointed President and Chief Operating Officer on February 20, 1997 and resigned from such position on November 21, 1997.
 (9) Represents reimbursed relocation expenses of $18,800 of the named individual and contributions to the Company's 401(k) profit sharing plan of $375 on behalf of the named individual.
(10) Mr. Winskowicz resigned as Vice President -- Sales and Marketing on April 29, 1997.
(11) Represents temporary housing and meals allowance for the named individual.
(12) Mr. Frazier resigned as Director of Marketing -- Golf Club Division on August 8, 1997.
(13) The options granted to Mr. Frazier in March, 1995 were cancelled in conjunction with the issuance of new options in July, 1996.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's Amended and Restated Employee Incentive Stock Option Plan to the named executives during the fiscal year ended September 30, 1997:

                       OPTIONS/GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                   PERCENT                               VALUE AT ASSUMED
                                                   OF TOTAL                                   ANNUAL
                                                   OPTIONS                             RATES OF STOCK PRICE
                                                  GRANTED TO   EXERCISE                  APPRECIATION FOR
                                                  EMPLOYEES    OR BASE                      OPTION TERM
                                      OPTIONS     IN FISCAL     PRICE     EXPIRATION   ---------------------
               NAME                  GRANTED(#)      YEAR       ($/SH)       DATE       5%($)       10%($)
               ----                  ----------   ----------   --------   ----------   --------   ----------
John T. Lupton.....................          --        --          --            --          --           --
George H. Nichols..................          --        --          --            --          --           --
Roger M. Helms.....................      75,000      49.3%       4.25       2/20/07     200,460      508,005
Robert R. Winskowicz...............          --        --          --            --          --           --
Frederick J. Frazier, III..........          --        --          --            --          --           --
D. Scudder Graybeal................          --        --          --            --          --           --

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executives concerning the exercise of options during the fiscal year ended September 30, 1997 and unexercised options held as of September 30, 1997:

                    AGGREGATED EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF           VALUE OF
                                                                       UNEXERCISED        UNEXERCISED
                                                                       OPTIONS AT         IN-THE-MONEY
                                            SHARES                      FY-END(#)     OPTIONS AT FY-END($)
                                          ACQUIRED ON      VALUE      EXERCISABLE/        EXERCISABLE/
                  NAME                    EXERCISE(#)   REALIZED($)   UNEXERCISABLE      UNEXERCISABLE
                  ----                    -----------   -----------   -------------   --------------------
John T. Lupton..........................       0             0                 0/0              --/--
George H. Nichols.......................       0             0        66,666/133,334            --/--
Roger M. Helms..........................       0             0            0/75,000              --/--
Robert R. Winskowicz....................       0             0             7,000/0              --/--
Frederick J. Frazier III................       0             0            10,000/0              --/--
D. Scudder Graybeal.....................       0             0            10,000/0              --/--

RETIREMENT PLAN

     Prior to December 31, 1993, substantially all full-time salaried employees of the Company who had completed one credited year of service were eligible to receive benefits under the Company's Salaried Retirement Plan (the "Plan"). During fiscal 1994, the Company curtailed the benefits under the Plan. Under this curtailment, nonunion employees that are not at least age 50 with at least five years of service will accrue no further benefits under the Plan. During fiscal 1994, the Company established a 401(k) profit-sharing plan covering substantially all employees at least 21 years of age with six months of service. The 401(k) plan allows for employees to contribute a portion of their compensation subject to certain limitations. The Company may make discretionary contributions to the 401(k) plan.

                 COMPENSATION REPORT OF THE EXECUTIVE COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Executive Committee of the Board of Directors establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers, and administers the various stock option, management incentive and retirement plans maintained by the Company. The Executive Committee is composed of four independent, non-employee directors none of whom have interlocking relationships as defined by the Securities and Exchange Commission.

EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The Company maintains an Amended and Restated Employee Incentive Stock Option Plan ("Incentive Option Plan"), pursuant to which key executive employees are eligible for the grant of incentive options in Common Stock, as an incentive and reward, such grants being determined by the Board of Directors based upon the recommendations of the Executive Committee. The aggregate number of shares that may be issued under the Incentive Option Plan is 950,000. As of September 30, 1997, 484,537 shares remained available for future issuance. The option price per share cannot be less than the fair market value of the Common Stock at the date of grant and the term of the option cannot exceed 10 years.

EXECUTIVE OFFICER COMPENSATION

     The current Chief Executive Officer of the Company is not an employee of the Company and serves without compensation. The Executive Committee has adopted incentive-based policies with respect to compensation of the other executive officers of the Company. Using salary survey data from various sources, the committee establishes base salaries that are within the range of salaries for persons holding similarly-responsible positions at other companies. In addition, the committee considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

     The committee's policy regarding other elements of the compensation package for senior executive officers is similar. Incentive awards are granted on an annual basis to the extent the Company has achieved certain target levels of earnings before taxes approved by the Board of Directors. The Executive Committee also considers the executive officer's achievement of individual performance objectives relating to the overall success of the Company, such as increased sales, improved productivity, enhanced operational efficiencies, and other factors which lead to greater overall profitability.

     Submitted by the Executive Committee of the Company's Board of Directors,

                                John T. Lupton, Chairman
                                David S. Gonzenbach, Member
                                Joel W. Richardson, Jr., Member
                                Arnold D. Palmer, Member

                              COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns to shareholders of the Company, assuming reinvestment of dividends, for the prior five fiscal years of the Company, including the seven-month transition period ended September 30, 1996, ending at the end of the fiscal year ended September 30, 1997, with the return from: (i) the NASDAQ Stock Market Total Return Index and (ii) an Index for NASDAQ stocks in Standard Industrial Classification 394 (Toys and Sporting Goods Companies).



                                 Returns Chart


                                     Legend


Symbol      CRSP Total Returns Index for:             02/26/93   02/25/94   02/24/95  03/01/96  09/30/96  09/30/97
------      -----------------------------             --------   --------   --------  --------  --------  --------
______   -  THE ARNOLD PALMER GOLF COMPANY              100.0      141.0      71.8      53.8      56.4      32.4

---__--  -  Nasdaq Stock Market (US Companies)          100.0      117.0     119.6     165.0     187.9     258.0

-------  -  NASDAQ Stocks (SIC 3940-3949 US Companies)  100.0      124.1      94.9      89.0      86.1      66.0
            Dolls, Toys, Games and Sporting and
            Athletic Goods

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to $100.0 on 02/26/93.

              PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to serve for the fiscal year ending September 30, 1998. Although shareholder ratification is not required by the Company's Charter or by-laws, or under applicable law, the Board of Directors requests your ratification.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire, and to respond to questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders, must be received by the Company not later than September 28, 1998 for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to the attention of David J. Kirby, Vice
President -- Finance, The Arnold Palmer Golf Company, 6201 Mountain View Road, Ooltewah, Tennessee 37363.

January 26, 1998

                                                                    Appendix A


                         THE ARNOLD PALMER GOLF COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of THE ARNOLD PALMER GOLF COMPANY appoints John
T. Lupton and Joel W. Richardson, Jr., or either of them, proxies, with full power of substitution, to vote at the offices of the Company at 6201 Mountain View Road, Ooltewah, Tennessee at 10:00 a.m., Friday, February 20, 1998, and any adjournment or adjournments thereof, the shares of Common Stock and Preferred Stock of THE ARNOLD PALMER GOLF COMPANY which the undersigned is entitled to vote, on all matters that may properly come before the Meeting.

    1. The election of seven Directors for the ensuing year.

[ ]  FOR all nominees listed below (except as  [ ]  WITHHOLD AUTHORITY to vote for all
     marked to the contrary)                        nominees listed below.

    Nominees:

        David S. Gonzenbach, James L. E. Hill, Richard J. Horton, John T. Lupton, Charles S. Mechem, Jr., Arnold D. Palmer, Joel W. Richardson, Jr.

    (INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name in the space provided below.)

    2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 30, 1998.

               [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

                           (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

                                                --------------------------------
                                                (Signature)

                                                --------------------------------
                                                (Signature)

                                                Dated:                      1998
                                                      --------------------,

                                                IMPORTANT: Please sign your name
                                                or names exactly as shown hereon
                                                and date your proxy in the blank
                                                space provided above. For joint
                                                accounts, each joint owner must
                                                sign. When signing as attorney,
                                                executor, administrator,
                                                trustee, or guardian, please
                                                give your full title as such. If
                                                the signer is a corporation,
                                                please sign full corporate name
                                                by duly authorized officer.